As filed with the Securities and Exchange Commission on December 29, 1995
                                                 Registration No. 33-__________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ____________________

                                  Form S-3
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                            ____________________

                    ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in charter)
                            ____________________

            OREGON                                      93-0370304
(State or other jurisdiction                           (IRS Employer
of incorporation or organization)                   Identification No.)

13900 NW Science Park Drive
Portland, Oregon                                          97229
(Address of Principal                                   (Zip Code)
Executive Offices)
                            ____________________

                            Donald R. VanLuvanee
                   President and Chief Executive Officer
                    Electro Scientific Industries, Inc.
                        13900 NW Science Park Drive
                             Portland, OR 97229
                  (Name and address of agent for service)

Telephone number, including area code,
of agent for service:                                         (503) 641-4141

                                  Copy to:

                              Henry H. Hewitt
                                Stoel Rives
                            900 SW Fifth Avenue
                        Portland, Oregon 97204-1268

      Approximate date of commencement of proposed sale to the public:
      As soon as practicable after this registration becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ] __________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                       CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                           Proposed    Proposed     Amount
                                           Maximum     Maximum      of
                           Amount          Offering    Aggregate    Regis-
Title of Securities        to Be           Price Per   Offering     tration
to Be Registered           Registered      Share(1)    Price(1)     Fee
---------------------------------------------------------------------------
Common Stock, without
 par value                 131,876 Shares  $27.00      $3,560,652   $1,228
---------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on $27.00, which was the average of the high and low prices of the Common Stock on December 28, 1995 as reported in The Wall Street Journal for NASDAQ National Market Issues.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

                    ELECTRO SCIENTIFIC INDUSTRIES, INC.

                       131,876 Shares of Common Stock
                            (without par value)


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The Common Stock of Electro Scientific Industries, Inc. ("the Company") offered hereby (the "Shares") may be sold by certain shareholders of the Company (the "Selling Shareholders"). The Company will not receive any of the proceeds from the offering.

         The Common Stock of the Company is traded over-the-counter in the NASDAQ National Market System. On January __, 1996, the closing price for the Common Stock as reported in The Wall Street Journal was $____ per share.

         The Shares may be offered or sold from time to time by the Selling Shareholders at market prices then prevailing, in negotiated transactions or otherwise. Brokers or dealers will receive commissions or discounts from Selling Shareholders in amounts to be negotiated immediately prior to the sale. See "PLAN OF DISTRIBUTION."

         See "Risk Factors" on page 3 for a discussion of certain risks related to an investment in the Common Stock.
                            ____________________

         No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made.
                            ____________________

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as to which information has been given herein.
                            ____________________

              The date of this Prospectus is January __, 1996.

                                THE COMPANY

         Electro Scientific Industries, Inc., an Oregon corporation ("ESI" or the "Company"), provides electronics manufacturers with equipment necessary to produce key components used in wireless telecommunications, computers, automotive electronics, and many other electronic products. ESI is the leading supplier of advanced laser systems used to adjust (trim) electronic circuitry and to improve the yield of semiconductor memory devices. The Company believes it is the leading producer of high-speed test and handling equipment used in the high-volume production of miniature capacitors. Additionally, the Company designs and manufactures machine vision products and laser micromachining systems for manufacturers of electronics and other products. The address of the principal executive offices of the Company is 13900 NW Science Park Drive, Portland, Oregon 97229. The Company's telephone number is (503) 641-4141.


                           AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements, and other information concerning the Company may be inspected and copies may be obtained at prescribed rates at the offices of the SEC, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, as well as at the following regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection at no fee at the public reference section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request to Larry T. Rapp, Corporate Secretary, Electro Scientific Industries, Inc. 13900 NW Science Park Drive, Portland, Oregon 97229,
(503) 641-4141, copies of any and all of the information that has been incorporated by reference into this Prospectus, other than exhibits to such information unless such exhibits are specifically incorporated by reference therein. The information relating to the Company contained in this Prospectus does not purport to be comprehensive and should be read together with the information contained in the documents or portions of documents incorporated by reference into this Prospectus.


                                RISK FACTORS

Electronics Industry Downturns May Adversely Affect Operating Results

         The Company's business depends in large part upon the capital expenditures of manufacturers of electronic devices, including miniature capacitors and DRAMs, and circuits used in wireless telecommunications equipment, including pagers and cellular phones, automotive engine controls, and computers. The markets for products manufactured by the Company's customers are highly cyclical and have historically experienced periodic downturns, which often have had a severe effect on the demand for capital equipment such as that sold by the Company. There is no assurance that these markets will not experience downturns in the future or that such downturns would not have a material adverse effect on the Company's operating results.

Rapid Technological Change; Dependence on New Product Introductions and Product Enhancements

         The market for the Company's products is characterized by rapidly changing technology and evolving industry standards. There can be no assurance that the Company's current technology base will continue to address current and evolving customer needs. The Company believes that its future success will depend on its ability to develop and manufacture new products and product enhancements and to introduce them successfully into the market. Failure to do so in a timely fashion could harm the Company's competitive position. The announcements or introductions of new products by the Company or its competitors may adversely affect the Company's operating results, since these announcements or introductions may cause customers to defer or forego ordering products from the Company's existing product lines.

Variability of Quarterly Operating Results

         The Company has experienced and expects to continue to experience significant fluctuations in its quarterly operating results due to a variety of factors, including the timing of new product announcements and releases by the Company and its competitors, market acceptance of new and enhanced versions of the Company's products, timing and shipment of significant orders, mix of products sold, customer cancellations or shipment delays, production delays, exchange rate fluctuations, management decisions to commence or discontinue products, length of sales cycles and cyclicality in the electronics industry.

         The Company derives a substantial portion of its net sales from the sale of a relatively small number of systems, which typically range in price from $150,000 to $1.1 million. As a result, the timing of a single transaction could have a significant impact on the Company's quarterly net sales and operating results.

         The Company's backlog at the beginning of a quarter does not include all orders needed to achieve the Company's sales objectives for that quarter. Consequently, the Company's net sales and operating results for a quarter will depend upon the Company generating orders to be shipped in the same quarter that the order is received. Furthermore, a substantial portion of the Company's net sales has historically been realized near the end of each quarter. Accordingly, the failure to receive anticipated orders or delays in shipments near the end of a particular quarter, due, for example, to unanticipated shipment reschedulings or cancellations by customers or unexpected manufacturing difficulties, may cause net sales in a particular quarter to fall significantly below the Company's expectations, which would have a material adverse effect on the Company's operating results for such quarter.

         The need for continued expenditures for research and development, capital equipment and worldwide customer service and support would make it difficult for the Company to reduce its expenses in a particular quarter if the Company's sales goals for such quarter are not met. Accordingly, there can be no assurance that the Company will not sustain losses in future quarters.

Competition

         The electronics capital equipment industry is highly competitive. In each of the markets it services, the Company faces substantial competition from established competitors, some of which have greater financial, engineering, manufacturing and marketing resources than the Company. In addition, many of the Company's customers, in effect, compete with the Company because they have developed, or have the ability to develop, manufacturing equipment for internal use. The Company's competitors in each product area can be expected to continue to improve the design and performance of their products and to introduce new products with competitive price/performance characteristics. Competitive pressures, including systems development efforts by certain of the Company's customers, may necessitate price reductions which could adversely affect operating results. Although the Company believes that it has certain technical and other advantages over its competitors, maintaining such advantages will require a continued high level of investment by the Company in research and development, and sales and marketing. There can be no assurance that the Company will have sufficient resources to continue to make such investments or that the Company will be able to make the technological advances necessary to maintain such competitive advantages.

Patents and Other Intellectual Property

         The Company's success depends in part on its proprietary technology. While the Company attempts to protect its proprietary technology through patents, copyrights and trade secrets, it believes that its success will depend largely upon continued innovation and technological expertise.
There can be no assurance that the Company will be able to protect its technology or that competitors will not develop similar technology independently. No assurance can be given that the claims allowed on any patents held by the Company will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any patents issued to the Company will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages to the Company.

         In addition, the Company and its customers from time to time receive letters from third parties, including some of the Company's competitors, alleging infringement of such parties' patent rights by the Company's products. While such letters are prevalent in the Company's industry and the Company has in the past been able to license necessary patents or technology on commercially reasonable terms, there can be no assurance that the Company would prevail in any litigation seeking damages or expenses from the Company or to enjoin the Company from selling its products on the basis of such alleged infringement, or that the Company would be able to license any valid and infringed patents on reasonable terms.

         Some customers using certain products of the Company have received a notice of infringement from Jerome H. Lemelson, alleging that equipment used in the manufacture of electronic devices infringes patents issued to Mr. Lemelson relating to "machine vision" or "barcode reader" technologies. Certain of these customers are engaged in litigation with Mr. Lemelson and, together with certain other customers, have notified the Company that they may be seeking indemnification from the Company for any damages and expenses resulting from this matter. One of the Company's customers recently settled its litigation with Mr. Lemelson, and several other customers are currently engaged in litigation involving Mr. Lemelson's patents. The Company cannot predict the outcome of this or similar litigation or its effect upon the Company, and there can be no assurance that any such litigation or claim would not have a material adverse effect upon the Company's financial condition or results of operations.

Fluctuations in International Sales and Currency Exchange Rates Can Adversely Affect Results

         International sales accounted for 57.3%, 54.7%, and 70.9% of the Company's net sales for fiscal years ended May 31, 1993, 1994 and 1995, respectively. The Company expects that international sales will continue to represent a significant percentage of net sales in the future. As a result, a significant portion of the Company's net sales will be subject to certain risks, including changes in demand resulting from fluctuations in interest and currency exchange rates, as well as factors such as government financed competition, changes in trade policies, tariff regulations, difficulties in obtaining U.S. export licenses and the difficulties of staffing and managing foreign operations.

Dependence on Key Employees

         The future success of the Company is dependent, in part, on its ability to retain certain key personnel. The Company also needs to attract additional skilled personnel in many areas of its business to grow. There can be no assurance that the Company will be able to retain its existing personnel or attract additional qualified employees in the future.

Dependence on Suppliers

         Certain of the components included in the Company's systems are obtained from a single source or a limited group of suppliers. Although the Company seeks to reduce dependence on those sole and limited source suppliers, the partial or complete loss of certain of these sources could have at least a temporary adverse effect on the Company's results of operations and damage customer relationships. Further, a significant increase in the price of one or more of these components could adversely affect the Company's results of operations.

                            SELLING SHAREHOLDERS

         The Selling Shareholders are all former shareholders of XRL, Inc., who acquired the Shares offered hereby in connection with the acquisition of XRL, Inc. by ESI in July 1995. The following table sets forth certain information provided to the Company by the Selling Shareholders.


                              Shares of Common
                             Stock beneficially             Common Stock
     Name of Selling            owned as of               offered by this
       Shareholder            October 31, 1995               Prospectus
     ---------------         ------------------           ---------------
EG&G Venture                       55,425                     55,425
  Partners, L.P.
Ampersand V Limited                31,884                     31,884
  Partnership
Ampersand V Companion               4,840                      4,840
Fund Limited
  Partnership
TVM Intertech Limited              11,252                     11,252
  Partnership
TVM Techno Venture                 16,878                     16,878
  Enterprises II
  Limited Partnership
VIMAC Corporation                   3,328                      3,328
Massachusetts                       3,394                      3,394
  Technology
  Development
  Corporation
Steuben Partners, L.P.              2,793                      2,793
Steuben Partners                      263                        263
  International Venture
  Fund, L.P.
Sprout Capital V                    1,395                      1,395
Sprout Technology Fund                 81                         81
DLJ Venture Capital                    76                         76
  Fund
First Chicago                         138                        138
  Investment Corp.
Donald Sims                            76                         76
Estate of John                         30                         30
  Drumheller
Daniel Barrett                         23                         23
                                                             -------
       TOTAL                                                 131,876

                            PLAN OF DISTRIBUTION

            The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, in a market maker capacity or otherwise, and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. The Selling Shareholders, such brokers or dealers, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act") in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

            Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade or any other purchase by a broker or dealer as principal, other than a purchase as a market maker in an ordinary trading transaction, a supplemented prospectus will be filed, if required, pursuant to Rule 424 under the Act, disclosing (i) the name of such Selling Shareholder and of the participating brokers or dealers, (ii) the number of Shares involved, (iii) the price at which such Shares will be sold, (iv) the commission paid or discounts or concessions allowed to such brokers or dealers, where applicable, (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (vi) other facts material to the transaction.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The following documents filed with the Commission are incorporated herein by reference:

            1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995, Commission File No. 0-12853.

            2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995.

            3. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission under section 12 of the Securities Exchange Act of 1934, as amended.

            All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                                  EXPERTS

            The consolidated financial statements and schedule of Electro Scientific Industries, Inc. incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
            -------------------------------------------

            All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses:

            Registration fee........................  $1,228

            Legal fees..............................   1,500*

            Accounting Fees.........................     500*

            Miscellaneous...........................     100
                                                       -----
                  Total.............................  $3,328
                                                       =====
            -----------------
            *Estimated

Item 15.    Indemnification of Directors and Officers.
            -----------------------------------------

            Article VII of the Company's Third Restated Articles of Incorporation indemnifies directors and officers to the fullest extent permitted by law. The effects of Article VII may be summarized as follows:

            (a) The Article grants a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and had reasonable cause to believe his conduct was unlawful.

            (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted regarding any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct unless permitted by a court.

            (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right. Persons who have not been wholly successful on the merits are not necessarily precluded from being reimbursed by the Company for their expenses so long as (i) the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, determines that their conduct has met the standards required for indemnification set out in the Oregon statutes; (ii) independent legal counsel renders written advice that in their opinion such person has met the standards for indemnification; (iii) the stockholders determine that the person has met the standards for indemnification;
      or (iv) the court in which the action, suit or proceeding was pending determines that indemnification is proper.

            (d) The Company may pay expenses incurred in defending an action, suit or proceeding in advance of the final disposition thereof upon receipt of a satisfactory undertaking to repay in the event indemnification is not authorized.

            (e) The above paragraphs summarize the indemnification expressly authorized by the Oregon Business Corporation Act (the "Act").
      Article VII provides for indemnification to the fullest extent permitted by law, which is intended to provide indemnification broader than that expressly authorized by the Act. It is unclear to what extent Oregon law permits such broader indemnification. The limits of lawful indemnification may ultimately be determined by the courts.

            The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any statute, agreement, vote of shareholders or directors or otherwise.

            The Company has directors' and officers' insurance coverage which insures directors and officers of the Company and its subsidiaries against certain liabilities.

            The Company has also entered into indemnity agreements with certain directors and officers. While the indemnity agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the statute in several respects. In addition to the indemnification expressly permitted under the statute, the agreements provide for indemnification for settlements in derivative lawsuits and expand coverage in proceedings involving a breach of fiduciary duty to include judgments. The contracts also require the Company to pay expenses incurred by an indemnitee in advance of final disposition of a suit or proceeding upon request of the indemnitee, without regard to the indemnitee's ability to repay the sum advanced and without prior approval of the directors, stockholders or court, or the receipt of an opinion of counsel. A claimant would thus be entitled to receive advanced expenses unless action were taken to prevent such payment. The agreements also generally shift the presumption in favor of indemnification of the indemnitee. Partial indemnification is also expressly authorized by the agreements.

Item 16.    Exhibits.
            --------

         4A. Third Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3-A to Company's Annual Report on Form 10-K for the year ended May 31, 1991, File No. 0-12853.

         4B. Bylaws of the Company. Incorporated by reference to Exhibit 3-B to the Company's Annual Report on Form 10-K for the year ended May 31, 1994, File No. 0-12853.

         5.       Opinion of Counsel.

         23.      Consent of Arthur Andersen LLP.

         24.      Powers of Attorney.

Item 17.    Undertakings.
            ------------

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 28, 1995.

                              ELECTRO SCIENTIFIC INDUSTRIES, INC.


                              By DONALD R. VANLUVANEE
                                 ----------------------------------
                                 Donald R. VanLuvanee
                                 President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of December, 1995.

            Signature                                       Title
            ---------                                       -----

(1)   Principal Executive Officer:

      DONALD R. VANLUVANEE                       President and Chief
      ------------------------------             Executive Officer
      Donald R. VanLuvanee


(2)   Principal Financial and
      Accounting Officer:

     *BARRY L. HARMON                           Senior Vice President,
      ------------------------------            Finance and Chief
      Barry L. Harmon                           Financial   Officer


(3)   Directors:


     *DAVID F. BOLENDER                         Director
      ------------------------------
      David F. Bolender


     *DOUGLAS C. STRAIN                         Director
      ------------------------------
      Douglas C. Strain


     *LARRY L. HANSEN                           Director
      ------------------------------
      Larry L. Hansen


     *W. ARTHUR PORTER                          Director
      ------------------------------
      W. Arthur Porter


     *VERNON B. RYLES, JR.                      Director
      ------------------------------
      Vernon B. Ryles, Jr.


     *KEITH L. THOMSON                          Director
      ------------------------------
      Keith L. Thomson


    *By  DONALD R. VANLUVANEE
         ---------------------------
         Donald R. VanLuvanee,
         Attorney-in-Fact

                               EXHIBIT INDEX


Exhibit
Number            Document Description
-------           --------------------

 4A               Third Restated Articles of
                  Incorporation of the Company.
                  Incorporated by reference to
                  Exhibit 3-A to Company's Annual
                  Report on Form 10-K for the
                  year ended May 31, 1991,
                  File No. 0-12853.

 4B               Bylaws of the Company.  Incorporated
                  by reference to Exhibit 3-B to the
                  Company's Annual Report on Form 10-K
                  for the year ended May 31, 1994, File
                  No. 0-12853.

 5                Opinion of Counsel.

 23               Consent of Arthur Andersen LLP.

 24               Powers of Attorney.